SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549


                                  FORM 8-K



                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 25, 1998


                             INLAND STEEL COMPANY
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             (Exact name of registrant as specified in its charter)



       Delaware                     1-2438                  36-1262880
-----------------------------   ------------------     -------------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
      of incorporation)           File Number)           Identification No.)



     30 West Monroe Street
       Chicago, Illinois                                        60603
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (312) 346-0300


                               Not Applicable
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           (Former name or former address, if changed since last report)





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Item 4.      Changes in Registrant's Certifying Accountant.

         (a) On July 16, 1998, Inland Steel Company (the "Registrant"), formerly a wholly owned subsidiary of Inland Steel Industries, Inc., merged (the "Merger") with Inland Merger Sub, Inc., a subsidiary of Ispat International N.V. ("Ispat"). The Registrant was the surviving company in the Merger. As a result of the Merger, the Registrant became an indirect wholly owned subsidiary of Ispat. The Registrant has previously announced the Merger.

         In connection with the Merger, Inland Steel Company decided on August 25, 1998 to replace its current accountants, PricewaterhouseCoopers LLP, with Deloitte & Touche LLP, currently the accountants for Ispat and its subsidiaries.

         PricewaterhouseCoopers LLP's report on the financial statements of the Registrant for the past two years did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to replace PricewaterhouseCoopers LLP with Deloitte & Touche LLP was approved by the Registrant's Board of Directors.

         During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change in accountants, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in connection with its report.

         During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change in accountants, PricewaterhouseCoopers LLP did not advise the Registrant (i) that the internal controls necessary for the Registrant to develop reliable financial statements do not exist, (ii) that information has come to their attention that has led them to no longer be able to rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management, (iii)(1) of the need to expand significantly the scope of their audit or that information has come to their attention that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering an unqualified audit report on those financial statements) or (b) cause them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and (2) due to their dismissal, or for any other reason, they did not so expand the scope of their audit or conduct such further investigation, or (iv) (1) that information has come to their attention that they concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to their



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satisfaction, would prevent them from rendering an unqualified audit report on those financial statements), and (2) due to their dismissal, or for any other reason, the issue has not been resolved to their satisfaction prior to their dismissal.

         The Registrant has provided PricewaterhouseCoopers LLP with a copy of the disclosure it is making in this Item 4. PricewaterhouseCoopers LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Registrant in this Item 4. The Registrant has filed a copy of PricewaterhouseCoopers LLP's letter as Exhibit 16.1 to this Report.


         (b) During the Registrant's two most recent fiscal years, and any subsequent interim period prior to the engagement of Deloitte & Touche LLP, neither the Registrant nor anyone on its behalf consulted Deloitte & Touche LLP on any issue, except that Deloitte & Touche LLP is currently employed by the Registrant in preparing an appraisal of the Registrant's assets for purposes of purchase accounting in connection with the Merger. No written report or oral advice has yet been provided with respect to this matter.

Item 7.           Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c) The exhibits required to be filed by Item 601 of Regulation S-K are listed in the "Exhibit Index," which is attached hereto and incorporated by reference herein.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  August 25, 1998                   INLAND STEEL COMPANY


                                          By:  /s/ Michael G. Rippey
                                               ------------------------------
                                                 Michael G. Rippey
                                                Vice President - Finance and
                                                    Controller



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                               EXHIBIT INDEX


Exhibit
Number           Description
-------          -----------

16.1             Letter dated August 25, 1998 from PricewaterhouseCoopers LLP.